    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1996
                                                        REGISTRATION NO. 333-
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            PENSKE MOTORSPORTS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER ORGANIZATIONAL DOCUMENTS)

                         ------------------------------

                   DELAWARE                                     51-0369517
         (State or other jurisdiction                        (I.R.S. Employer
      of incorporation or organization)                   Identification Number)

                             13400 Outer Drive West
                            Detroit, Michigan 48239
                                  313/592-5000
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

               PENSKE MOTORSPORTS, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                         ------------------------------
                          Robert H. Kurnick, Jr., Esq.
                   Senior Vice President and General Counsel
                           3270 West Big Beaver Road
                                   Suite 130
                              Troy, Michigan 48084
                                 (810) 614-1116
(Name, address, including zip code and telephone number, including area code, of agent of service)

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                         PROPOSED MAXIMUM
                                                     PROPOSED MAXIMUM       AGGREGATE
      TITLE OF SECURITIES           AMOUNT TO BE      OFFERING PRICE         OFFERING           AMOUNT OF
        TO BE REGISTERED             REGISTERED         PER SHARE             PRICE          REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------
Common Stock(1)(2)                 400,000 shares        $ 29.875(3)       $ 11,950,000         $ 4,275.52
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

(1) $0.01 par value per share (the "Common Shares")

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(3) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee and based on the average of the bid and ask prices of the Common Shares, as traded on the Nasdaq National Market on August 12, 1996.
                         ------------------------------
                           EXHIBIT INDEX IS ON PAGE 8
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

     The Registrant is filing this Form S-8 Registration Statement in order to register 400,000 Common Shares which were authorized to be issued under the Penske Motorsports, Inc. 1996 Stock Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated by reference in this Registration Statement:

          1. The Prospectus of Penske Motorsports, Inc. (the "Registrant"), dated March 26, 1996, as filed with the Securities and Exchange Commission (the "Commission") on March 28, 1996 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Act").

          2. The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended March 31, 1996, filed with the Commission on May 10, 1996.

          3. The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended June 30, 1996, filed with the Commission on August 8, 1996.

          4. The description of the Registrant's Common Stock contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission on March 21, 1996, pursuant to Section 12 of the Exchange Act.

          5. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1995.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in the document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Bylaws effectively provide that (i) the Registrant shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all directors and officers of the Registrant and all persons serving at the Registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and (ii) the Registrant may provide such other indemnification to its directors, officers and all other persons whom it may indemnify pursuant thereto. In addition, the Registrant's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

     Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees) judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provisions shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     The Registrant has obtained Directors' and Officers' liability insurance. The policy provides for $15.0 million in coverage including prior acts dating to the Registrant's inception and liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

  4.1   Penske Motorsports, Inc. 1996 Stock Incentive Plan, incorporated by reference to
        Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 (Registration
        Number 333-692).
  4.2   Amended and Restated Certificate of Incorporation of Penske Motorsports, Inc., as
        amended, incorporated by reference to Exhibit 3.1 to the Registrant's Registration
        Statement on Form S-1 (Registration Number 333-692).
  4.3   Amended and Restated Bylaws of Penske Motorsports, Inc., incorporated by reference to
        Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration
        Number: 333-692).
  5.1   Opinion of Robert H. Kurnick, Jr., counsel to the Registrant, as to the legality of the shares of common shares being registered.
 15.1   Awareness Letter of Deloitte & Touche LLP.
 23.1   Consent of Deloitte & Touche LLP.
 23.2   Consent of Robert H. Kurnick, Jr. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
 24.1   Powers of Attorney (included after the signature of the Registrant contained on page 7 of this Registration Statement).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement; Provided, however, that paragraphs
                   (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 12, 1996.

                                          PENSKE MOTORSPORTS, INC.

                                          By:  /s/ RICHARD J. PETERS
                                          --------------------------------------
                                               Richard J. Peters, President and
                                                    Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of PENSKE MOTORSPORTS, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints Richard J. Peters and Walter P. Czarnecki, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Shares, $0.01 par value per share, pursuant to the Penske Motorsports, Inc. 1996 Stock Incentive Plan and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                 TITLE                      DATE
- -------------------------------------------     ----------------------------     ---------------
            /s/ ROGER S. PENSKE                 Chairman of the Board            August 12, 1996
- -------------------------------------------
              ROGER S. PENSKE

          /s/ WALTER P. CZARNECKI               Vice Chairman of the Board       August 12, 1996
- -------------------------------------------
            WALTER P. CZARNECKI

           /s/ RICHARD J. PETERS                President, Chief Executive       August 12, 1996
- -------------------------------------------     Officer and Director
             RICHARD J. PETERS                  (Principal Executive
                                                Officer)

             /s/ H. LEE COMBS                   Director                         August 12, 1996
- -------------------------------------------
               H. LEE COMBS

        /s/ WILLIAM C. FRANCE, JR.              Director                         August 12, 1996
- -------------------------------------------
          WILLIAM C. FRANCE, JR.

           /s/ GREGORY W. PENSKE                Director                         August 12, 1996
- -------------------------------------------
             GREGORY W. PENSKE

          /s/ RICHARD E. STODDARD               Director                         August 12, 1996
- -------------------------------------------
            RICHARD E. STODDARD

            /s/ JAMES H. HARRIS                 Senior Vice President and        August 12, 1996
- -------------------------------------------     Chief Financial Officer
              JAMES H. HARRIS                   (Principal Financial and
                                                Accounting Officer)

                                                Director                         August __, 1996
- -------------------------------------------
             JAMES E. WILLIAMS

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                      EXHIBIT                                     PAGE NO.
- ------    ---------------------------------------------------------------------------   --------
  4.1     Penske Motorsports, Inc. 1996 Stock Incentive Plan, incorporated by reference to Exhibit 10.16 to the Registrant's Registration Statement on
          Form S-1 (Registration Number 333-692).
  4.2     Amended and Restated Certificate of Incorporation of Penske Motorsports,
          Inc., as amended, incorporated by reference to Exhibit 3.1 to Registrant's
          Registration Statement on Form S-1 (Registration Number 333-692).
  4.3     Amended and Restated Bylaws of Penske Motorsports, Inc., incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1
          (Registration Number 333-692).
  5.1     Opinion of Robert H. Kurnick, Jr., counsel to the Registrant, as to the legality of the shares of common shares being registered.
 15.1     Awareness Letter of Deloitte and Touche
 23.1     Consent of Deloitte & Touche LLP.
 23.2     Consent of Robert H. Kurnick, Jr. (included in the opinion filed as Exhibit
          5.1 to this Registration Statement).
 24.1     Powers of Attorney (including after the signature of the Registrant contained on page 6 of this Registration Statement).